Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-156054) of Bio-Path Holdings, Inc. of our report dated April 1, 2013 relating to the financial statements for the period ending December 31, 2012, which appears in this Form 10-K.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah
April 1, 2013